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                                                                   Exhibit 10.24
                                                                   -------------


                                   AMENDMENT

                                    to the

                  EMPLOYEES' RETIREMENT PLAN OF AMETEK, INC.
                  ------------------------------------------

                                Amendment No. 5
                                ---------------


          WHEREAS, there was adopted and made effective as of December 29, 1942, the Employees' Retirement Plan of AMETEK, Inc. (the "Plan"); and

          WHEREAS, the Plan was amended and restated in its entirety most recently effective January 1, 1989; and

          WHEREAS, Section 9.2 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

          WHEREAS, AMETEK now desires to amend the Plan in certain respects;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          FIRST:  Section 1.18 of the Plan is amended in its entirety to read as
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follows:

          "1.18.  'Employee' shall mean each person who is included on a
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     salaried payroll of the Employer and who receives Compensation from the
     Employer, which is subject to withholding for United States federal income tax purposes; provided, however, that the term 'Employee' shall in no event include any person who is a leased employee with respect to the Employer within the meaning of Section 414(n) or (o) of the Code or an Employee employed at the Dixson Division. Notwithstanding the foregoing, 'Employee' shall not include any person whose date of hire is on and after January 1, 1997 nor any person who returns to
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     employment with the Employer or Affiliated Company following a Severance
     From Service Date occurring on and after January 1, 1997. Notwithstanding the foregoing, the term 'Employee' shall not include any individual characterized by the Company as an 'independent contractor,' no matter how characterized by the Internal Revenue Service, other governmental agency or court."

          SECOND:  Article II of the Plan is amended in its entirety to read as
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follows:

                                  "ARTICLE II"

                                 PARTICIPATION
                                 -------------

          2.1.  Participation as of January 1, 1997.  Subject to Section 2.3,
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     each Employee who was eligible to participate in the Plan as of December
     31, 1996 shall be a Participant in the Plan as of January 1, 1997, provided he is still an Employee as of such date.

          2.2.  Other Employees. Subject to Section 2.3, any Employee, who is
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     hired by the Employer or an Affiliated Company prior to January 1, 1997 and not referred to in Section 2.1 shall become a Participant on the January
     1st or July 1st next following the date on which:

            (a)  the Employee has attained age 21, and

            (b) completed one year of Credited Service taking into consideration the provisions of Article VI;

     provided, that such person is an Employee as of such January 1st or July 1st, as the case may be.

          2.3.  Employees Not Eligible to Participate.  Notwithstanding any
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     other provision of the Plan to the contrary, an Employee shall not be eligible to participate in the Plan if he is a participant in, eligible to participate in, or covered by any other pension, stock bonus or profit sharing plan (including participation as a Retirement Participant, but not including participation as a Participant, in The AMETEK Savings and Investment Plan) which is qualified under the provisions of Section 401(a) of the Code and which is maintained by the Employer or to which the
     Employer contributes.
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          2.4.  Participation - One Year Period of Severance.  If an individual
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     is reemployed as an Employee after he incurs a One Year Period of Severance and:

               (a) the Credited Service earned by the individual prior to his Severance from Service Date is disregarded pursuant to Section 3.6, he shall be deemed a new Employee and he shall not qualify for participation in this Plan.

               (b) the Credited Service earned by the individual prior to his Severance from Service Date is restored pursuant to Section 3.6, he shall qualify for participation in this Plan on the date he again becomes an Employee (subject to Section 2.3), provided that he completes a year of Credited Service after he is reemployed in the one year period beginning with the first date following his Severance From Service Date on which he performs an Hour of Service.

          2.5.  Transfer of Employment.  If an Employee would be a Participant
                ----------------------
     but for his being a participant in, eligible to participate in, or covered by, any other pension, stock bonus or profit sharing plan (including participation as a Retirement Participant, but not including participation as a Participant, in The AMETEK Savings and Investment Plan) which is qualified under the provisions of Section 401(a) of the Code and which is maintained by the Employer or to which the Employer contributes, he shall immediately become a Participant in this Plan on the first day he ceases being a participant in, eligible to participate in, or covered by such other qualified plan, provided he is still an Employee on such date.

          2.6.  Termination of Participation.  A Participant shall cease to be a
                ----------------------------
     Participant as of the earliest of (a) the date he ceases to be an Employee,
     (b) the date he becomes a participant in, eligible to participate in, or in a category of employees covered by, any other pension, stock bonus or profit-sharing plan (other than as a Participant, but not a Retirement Participant in The AMETEK Savings and Investment Plan) which is qualified under the provisions of Section 401(a) of the Code and which is maintained by the Employer or to which the Employer contributes, or (c) his Severance From Service Date, and he shall be entitled to such benefits, if any, as he is entitled to under this Plan based upon his Credited Service and Accrued Annual Pension as of the date he ceases to be a Participant.
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          2.7.  Participant Information.  The Employer shall from time to time
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     furnish the Committee with relevant information with regard to the
     Employees eligible for participation in this Plan, including, without limitation, information as to their names, dates of birth, Employment Commencement Dates, compensation and periods of service. The Committee shall rely upon such information and shall be under no obligation to make inquiry with regard to the accuracy thereof."

            THIRD:  Subsection 3.6 of the Plan is amended in its entirety to
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read as follows:

          "3.6.  Credited Service for Certain Absences.  Notwithstanding
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     anything to the contrary contained in this Article III, periods of absence of a Participant or Former Participant on or after January 1, 1976 due to
     (a) an authorized leave of absence in excess of twelve months but not in excess of twenty-four months, either with or without pay, or (b) voluntary or involuntary service in the Armed Forces of the United States in excess of twelve months, shall be deemed to be Credited Service (and no Severance From Service Date shall be deemed to have occurred), provided that the Participant or Former Participant returns to service with the Employer or an Affiliated Company as an Employee (subject to Section 2.3) immediately after such authorized leave of absence or within the time after his discharge from the Armed Forces in which, as a matter of law, he has re-employment rights, as the case may be. Failure of the Participant or Former Participant to return to service with the Employer or an Affiliated Company as an Employee (subject to Section 2.3) within the time specified in this Section 3.7 shall cause such period of absence to be treated as if the Participant's service was severed pursuant to Subsection 3.2(a)(ii)."


          FOURTH: The provisions of this Amendment 5 shall be effective January
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1, 1997.

          IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer, and its corporate seal to be affixed on this third day of January, 1997.
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                                        AMETEK, Inc.

                                        By: /s/ Robert W. Yannarell
                                            -----------------------
                                                Robert W. Yannerell

Attest:

/s/ Donna F. Winquist
---------------------
Donna F. Winquist
(Seal)